Exhibit 99.1

NOTICE OF REDEMPTION TO THE HOLDERS OF THE

7.50% Notes due 2028

of OFS Capital Corporation

(CUSIP No. 67103B 803)*

Redemption Date: September 29, 2026

NOTICE IS HEREBY GIVEN, pursuant to Section 1101 of the Indenture dated as of April 16, 2018 (the “Base Indenture”), between OFS Capital Corporation, a Delaware corporation (the “Company”), and U.S. Bank Trust Company, National Association (formerly known as U.S. Bank National Association) (the “Trustee), and Section 1.01(h) of the Seventh Supplemental Indenture dated as of July 23, 2025 (the “Seventh Supplemental Indenture,” and together with the Base Indenture, the “Indenture”), that the Company is electing to exercise its option to effect a redemption of the 7.50% Notes due 2028 (the “Notes”). The Company will redeem a portion of the $69,000,000 issued and outstanding Notes ($20,000,000 in aggregate principal amount) on September 29, 2026 (the “Redemption Date”). The redemption price for the Notes will be equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the Redemption Date (the “Redemption Payment”).

On the Redemption Date, the Redemption Payment will become due and payable to the Holders of the Notes that are redeemed. Interest on the $20,000,000 in principal amount of Notes being redeemed will cease to accrue on and after the Redemption Date. Unless the Company defaults in paying the Redemption Payment with respect to such Notes, the only remaining right of the Holders with respect to such Notes will be to receive payment of the Redemption Payment upon presentation and surrender of such Notes to the Trustee in its capacity as Paying Agent. Notes held in book-entry form will be redeemed and the Redemption Payment with respect to such Notes will be paid in accordance with the applicable procedures of The Depository Trust Company.

Capitalized terms used but not defined herein shall have the meaning ascribed to them in the Indenture.

Questions relating to this notice of redemption should be directed to U.S. Bank Trust Company, National Association as Trustee via telephone at 1-800-934-6802. Payment of the Redemption Payment to the Holders will be made upon presentation and surrender of the Notes in the following manner:

If by Mail, Hand or Overnight Mail:

U.S. Bank Trust Company, National Association

Global Corporate Trust

111 Fillmore Avenue E.

St. Paul, MN 55107

Attention: OFS Capital Corporation (7.50% Notes due 2028)

Exhibit 99.1

*The CUSIP number has been assigned to this issue by organizations not affiliated with the Company or the Trustee and is included solely for the convenience of the noteholders. Neither the Company nor the Trustee shall be responsible for the selection or use of this CUSIP number, nor is any representation made as to the correctness or accuracy of the same on the Notes or as indicated in this Notice of Redemption.

NOTICE

Under U.S. federal income tax law, the Trustee or other withholding agent may be required to backup withhold for U.S. federal income tax purposes twenty-four percent (24%) of any gross payment to a non-corporate holder (i) who fails to provide a taxpayer identification number and other required certifications or (ii) with respect to whom the Internal Revenue Service notifies us that such holder has failed to properly report certain interest and dividend income to the Internal Revenue Service and to respond to notices to that effect. Please complete a Form W-9 or an appropriate Form W-8, as applicable, which should be furnished in connection with the presentment and surrender of the Notes called for redemption. Any amounts withheld under the backup withholding rules are not additional taxes and may be allowed as a refund or a credit against a holder’s U.S. federal income tax liability, if any, provided the required information is timely furnished to the Internal Revenue Service. Holders should consult their tax advisors regarding the withholding and other tax consequences of the redemption.

OFS Capital Corporation
Dated: August 28, 2026	By: U.S. Bank Trust Company, National Association, as Trustee and Paying Agent